EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2011, relating to the consolidated financial statements of Coffee Holding Co., Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Coffee Holding Co., Inc. for the year ended October 31, 2010.  We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ PARENTEBEARD LLC

Clark, New Jersey
August 19, 2011